Exhibit 99.1

PHARMACOPEIA TO RECEIVE $5 MILLION PAYMENT FROM GLAXOSMITHKLINE

Payment Triggered by Pharmacopeia’s Achievement of Collaboration Criteria

June 13, 2007, Philadelphia, PA and Princeton, NJ – GlaxoSmithKline (NYSE: GSK), a global pharmaceutical company, and Pharmacopeia (NASDAQ: PCOP), an innovator in the discovery and development of novel small molecule therapeutics, announced today that Pharmacopeia will receive a payment of $5 million from GSK. This is the second $5 million payment to be received by Pharmacopeia in connection with the product development and commercialization agreement entered into by the two companies in March 2006.

This payment is triggered by Pharmacopeia’s completion of certain early discovery activities established under its agreement with GSK. Pharmacopeia is entitled to a third $5 million payment upon the completion of additional early discovery activities. Pharmacopeia is also entitled to success-based milestone payments totaling up to $83 million per program for any drug development program pursued through the multi-program alliance and up to double-digit royalties on the sales of any products commercialized by GSK from the alliance. Should GSK decline its option to complete pivotal trials of programs resulting from the alliance, Pharmacopeia may independently pursue development of these programs, subject to its obligations to GSK under the agreement.

Hugh Cowley, Senior Vice President of GSK and head of the Center of Excellence for External Drug Discovery (CEEDD) at GSK noted, “The alliance between the CEEDD and Pharmacopeia is off to a tremendous start, and the CEEDD is very pleased with the progress to date on the several programs underway. We expect the alliance to contribute to GSK’s development pipeline in the future, validating the collaboration model we sought to establish under the CEEDD umbrella at GSK.”

“The alliance with GSK has proven to be very valuable to Pharmacopeia,” said Les Browne, Ph.D., President and Chief Executive Officer of Pharmacopeia. “Allying our scientific expertise and platform with the insights we obtain from the CEEDD scientists provides an excellent opportunity to develop novel therapeutics and approaches that we believe may one day address some of the most significant unmet medical needs.”

About The CEEDD

GlaxoSmithKline is enhancing the way it discovers and develops drugs by creating a small dedicated team who will feed the GSK pipeline solely through the efforts of its external alliances. The CEEDD (Center of Excellence for External Drug Discovery) was formed as further validation of GSK’s strategy to create small, independent and accountable R&D teams (Centers of Excellence for Drug Discovery or CEDDs). In essence, the CEEDD will ‘virtualize’ a portion of the GSK pipeline; namely, from Target to Clinical PoC, by forming multiple risk-sharing/reward-sharing alliances. Capitalizing on the speed and efficiency of its collaborators will allow GSK to deliver pharmaceuticals products faster to patients.

About GlaxoSmithKline

GlaxoSmithKline – one of the world’s leading research-based pharmaceutical and healthcare companies – is committed to improving the quality of human life by enabling people to do more, feel better and live longer.

About Pharmacopeia

Pharmacopeia is committed to discovering and developing novel therapeutics to address significant medical needs. The Company has a broad portfolio advancing toward clinical validation, both independently and with partners. Pharmacopeia’s most advanced internal program is a dual-acting angiotensin and endothelin receptor antagonist (DARA) for hypertension and diabetic kidney disease for which Phase 1 clinical trials are underway. Other internal proprietary programs address primarily immunoregulation. Pharmacopeia’s collaborative efforts have resulted in a portfolio that includes one partnered program currently in Phase 2 clinical trials targeting chronic obstructive pulmonary disease (COPD) and four partnered programs in Phase 1 clinical trials targeting rheumatoid arthritis, oncology, metabolic and inflammatory diseases. Four additional partnered compounds are in preclinical development. Pharmacopeia’s current strategic alliances are with Cephalon, GlaxoSmithKline, Organon and Wyeth.

Pharmacopeia Contact:	GlaxoSmithKline Contact:
Simon M. Tomlinson Senior Vice President, Business Development 609-452-3643	Rick Koenig 610-270-5546

Cautionary statement regarding forward-looking statements

Under the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995, the company cautions investors that any forward-looking statements or projections made by the company, including those made in this Announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect the Group’s operations are described under ‘Risk Factors’ in the Operating and Financial Review and Prospects in the company’s Annual Report on Form 20-F for 2004.

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This press release, and oral statements made with respect to information contained in this press release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, goal, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s strategic plans, Pharmacopeia’s plans to develop PS433540, a product candidate from its DARA program, Pharmacopeia’s Phase 1 clinical studies and proposed Phase 2 clinical studies with respect to PS433540, including timing and expected outcomes of such studies, Pharmacopeia’s estimates of the market opportunities for its product candidates, including PS433540, Pharmacopeia’s ability to successfully perform under its collaborations with Cephalon, GlaxoSmithKline, Organon and Wyeth, Pharmacopeia’s ability to build its pipeline of novel drug candidates through its own internally-funded drug discovery programs, third party collaborations and in-licensing, Pharmacopeia’s ability to raise additional capital, Pharmacopeia’s expectations concerning the development priorities of its collaborators, their ability to successfully develop compounds and its receipt of milestones and royalties from the collaborations, Pharmacopeia’s anticipated operating results, financial condition, liquidity and capital resources, Pharmacopeia’s expectations concerning the legal protections afforded by U.S. and international patent law, Pharmacopeia’s ability to pursue the development of new compounds and other business matters without infringing the patent rights of others, additional competition, and changes in economic conditions.

Further information about these and other relevant risks and uncertainties may be found in Pharmacopeia’s Reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Pharmacopeia urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Pharmacopeia at http://www.pharmacopeia.com. All forward-looking statements in this press release and oral statements made with respect to information contained in this press release are qualified entirely by the cautionary statements included in this press release and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release. Pharmacopeia undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.